UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2012

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 8.01 below.

ITEM 8.01	OTHER EVENTS.

Archstone Transaction—Purchase Agreement

As previously announced, on December 2, 2011, ERP Operating Limited Partnership (“ERP”), a subsidiary and the operating partnership of Equity Residential through which Equity Residential owns substantially all of its assets, entered into an Interest Purchase Agreement (the “Purchase Agreement”) with certain affiliates of Bank of America Corp. and Barclays PLC (together, the “Sellers”) to purchase 50% of all interests held by the Sellers (the “Purchased Interests”) in various entities affiliated with Archstone, a privately-held owner, operator and developer of multifamily apartment properties (the “Archstone Entities”), in exchange for total consideration of $1,325,000,000 in cash.

Among other conditions, the consummation of ERP’s acquisition of the Purchased Interests was subject to the exercise by Lehman Brothers Holdings Inc. and certain of its affiliates (collectively, “Lehman”) of a right of first offer to acquire the Purchased Interests (the “ROFO Right”). On January 20, 2012, Lehman delivered a binding notice to the Sellers exercising its right of first offer with respect to the Purchased Interests, entered into a purchase agreement and closed on the acquisition of the Purchased Interests. Immediately following the closing of Lehman’s acquisition of the Purchased Interests, the Purchase Agreement was terminated.

Right to Purchase Remaining Interests of Sellers in Archstone

As previously disclosed, pursuant to a separate agreement between ERP and the Sellers (the “Other Interest Agreement”), at any time from January 20, 2012 through and including February 19, 2012, ERP is entitled, but not obligated, to exercise its right to acquire all other interests held by the Sellers in the Archstone Entities (the “Other Interests”) in exchange for total consideration equal to or greater than $1,325,000,000 in cash, such price to be determined by ERP in its sole discretion. If exercised, the acquisition by ERP of the Other Interests will be on substantially the same terms and conditions as set forth in the Purchase Agreement, including being subject to Lehman’s ROFO Right with respect to the Other Interests, except that in the event that ERP offers in excess of $1,325,000,000 and Lehman exercises its ROFO Right with respect to the Other Interests, then certain breakup fee amounts must be paid by the Sellers to ERP as previously disclosed.

Other Matters

Certain affiliates of the Sellers have performed investment banking, commercial banking and advisory services for ERP and its affiliates from time to time for which they have received customary fees and reimbursement of expenses. Certain affiliates of the Sellers may, from time to time, engage in transactions with and perform services for ERP in the ordinary course of their business for which they will receive customary fees and reimbursement of expenses. In addition, affiliates of certain of the Sellers are lenders, and in some cases agents or managers for the lenders, under ERP’s unsecured revolving credit facility.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, and other statements that ERP or Equity Residential may make, including statements regarding the potential acquisition of the Other Interests, may contain forward-looking statements that involve numerous risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including, without limitation, statements regarding the potential acquisition of the Other Interests and the management of ERP and ERP’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Equity Residential and ERP on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements, including any exercise of ERP’s rights under the Other Interest Agreement, the receipt of any breakup fee amounts following any exercise of such rights or Lehman’s potential exercise of its ROFO Right following any such exercise, will transpire or occur, or if any of them do so, what impact they will have on Equity Residential’s or ERP’s results of operations or financial condition.

Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Equity Residential, ERP nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond ERP’s and Equity Residential’s control. ERP and Equity Residential undertake no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information, please refer to ERP’s and Equity Residential’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: January 23, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: January 23, 2012	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel